Exhibit 10.32


March 29, 2000


Ms. Lynda Dorr
Secretary
Public Service Commission of Wisconsin
610 North Whitney Way
Madison, WI  53707

Dear Ms. Dorr:

Please find enclosed a service agreement between Wisconsin
Electric Power Company (WEPCo) and Wisconsin Gas Company (WGC), for which the companies seek the Commission's approval.

The Commission has recently approved the merger of Wisconsin Energy Corporation (of which WEPCo is a utility subsidiary) and WICOR, Inc (of which WGC is a utility subsidiary). Closing of the merger of these two holding companies is scheduled to occur on April 26, 2000. After that closing, it is anticipated that certain transactions will be conducted between the two utility affiliates. The enclosed service agreement contains the terms under which those transactions will take place. The terms continued in this agreement are consistent with Commission guidelines for such transactions.

It should be noted that the enclosed agreement is signed by the appropriate parties from each company, but is not dated. The date of the agreement will be the date of closing. The companies request that the enclosed service agreement be approved as soon as possible so as to coincide with the closing date of the merger.

In the near future, Wisconsin Energy expects to file an affiliated interest agreement which covers transactions between utility and non-utility affiliates in the Wisconsin Energy system after the merger.

If you have any questions regarding this application, please call me at 414-221-2285.

Sincerely,


/s/Roman A. Draba
-----------------
Roman A. Draba
Manager-State Regulatory Affairs

cc:  Ms. Diane Braun
     Mr. Robert Norcross
     Ms. Jodie Bartels

bcc: Charles Cummings
     Phyllis Dube'
     Sally Bentley
     William Finke



                   SERVICE AGREEMENT

     THIS AGREEMENT is made and entered into this 25th day of

April, 2000, by and between Wisconsin Electric Power Company and Wisconsin Gas Company, the parties being hereinafter

collectively called the "Companies" and individually called the

"Company".

     WHEREAS, the Companies are affiliated interests pursuant to

Sec. 196.52, Wis. Stats.; and

     WHEREAS, from time to time either Company may perform

various services involving the use of its employees and/or

property for the other Company; and

     WHEREAS, from time to time either Company may lease or rent office space to the other Company; and

     WHEREAS, from time to time either Company may make its

property available for joint use by both Companies;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the parties agree as follows:



                            ARTICLE I

                      SERVICES OF EMPLOYEES
                      ---------------------

     Each Company will furnish such services involving use of its employees and/or property to the other Company as such Company may from time to time reasonably request, for the compensation as determined under Article V, upon the terms and conditions herein set forth.

                           ARTICLE II

                  SALE OR TRANSFER OF PROPERTY
                  ----------------------------

     Each Company may sell or transfer to the other Company upon request, property independent of and not related to the provision of any of the services furnished under Article I.

The Company selling or transferring such property shall be

compensated for such property at the cost to the Company of such property as recorded on its books of account.

                           ARTICLE III

                      LEASE OF OFFICE SPACE
                      ---------------------

Each Company may lease or rent office space to the other Company upon request with rental payments to be based upon the providing

Company's actual cost, including a return of original cost and a return on the depreciated original cost equal to its latest

overall rate of return authorized by the Public Service

Commission of Wisconsin and adjusted for the income tax effect.

                           ARTICLE IV

                      JOINT USE OF PROPERTY
                      ---------------------

     Each Company will permit the joint use of its property,

whether real or personal, by both Companies.  The Company owning such property shall be compensated for the proportionate use of such property made by the other Company on the basis of the

owning Company's actual cost, including a return of original cost and a return on the depreciated original cost equal to its latest overall rate of return authorized by the Public Service

Commission of Wisconsin and adjusted for the income tax effect.

                            ARTICLE V

                    COMPENSATION FOR SERVICES
                    -------------------------

     Compensation for services provided by either Company to the other Company shall be at the cost to the providing Company of rendering such services.  For purposes of this Agreement, the cost to the providing Company of rendering each such service shall be determined as follows:

1.   Each employee of the providing Company who in any month was involved in providing any service to the other Company

     shall for that month identify the service and the time

     spent providing such service.  The Companies may agree in

     advance to sharing services of an employee of either Company and to a fixed apportionment of such employee's time.

2.   The hourly rates shall be computed for employees identified in paragraph 1 above, which shall include vacation, absent time, benefits and payroll taxes.

3.   The sum of the number of hours spent by each employee

     identified in paragraph 1 above, providing each service to the other Company, multiplied by the hourly rate as determined for that employee under paragraph 2 above, shall

     be determined.



4.   An overhead rate shall be established for the providing

     Company based upon:

     a.   costs associated with training and professional

          development;

     b.   costs of office space based upon a return of original

          cost and a return on the depreciated original cost,

          based on the Company's latest overall rate of return

          authorized by the Public Service Commission of

          Wisconsin and adjusted for the income tax effect

          and/or actual rental payments made by the Company;

     c.   costs of office supplies;

     d.   costs for office furniture and equipment based upon a return of original cost and a return on the depreciated original cost,

          based on the Company's latest overall rate of return authorized by the Public Service Commission of Wisconsin and adjusted for the income tax effect.

     e.   costs for miscellaneous administrative and general support.

          The total labor charges determined in paragraph 3 shall be increased by the overhead rate.

5.   The number of miles traveled in the specific month by the

     Company's employees in their own vehicles in performing each service for the other company shall be multiplied by the

     appropriate per mile rate at which the providing Company

     reimburses its employees for the use of their own personal vehicles for utility business.  The use of Company vehicles in performing services for the other Company will be billed at the prevailing hourly rate  (rate charged to providing

     Company accounts and customers for work performed) plus

     overhead.

The sum of the charges calculated in paragraphs 4 and 5 shall constitute the cost of services provided by either Company to the other Company.

                           ARTICLE VI

                       BILLING AND PAYMENT
                       -------------------

     A bill will be prepared by each Company reflecting the cost of providing the services and/or providing, renting, leasing or jointly using the property of such Company.  Bills shall be sent to the other Company for the charges associated with the services and/or property furnished to the other Company by the end of the month following the month on which the charges were based.  Bills shall be due and payable thirty (30) days after issuance.

     Charges of third party suppliers, to the maximum extent

practicable, shall be paid directly by the appropriate Company.

Any invoices paid by either Company on behalf of the other Company will be billed

whether real or personal, by both Companies.  The Company owning such property shall be compensated for the proportionate use of such property made by the other Company on the basis of the

owning Company's actual cost, including a return of original cost and a return on the depreciated original cost equal to its latest overall rate of return authorized by the Public Service

Commission of Wisconsin and adjusted for the income tax effect.

                           ARTICLE VII

                          MISCELLANEOUS
                          -------------

     This Agreement shall become effective upon the execution by both Companies and approval by the Public Service Commission of

Wisconsin and shall remain in effect until cancelled upon sixty

(60) days written notice given by either Company or until

replaced by a successor Agreement.

     This Agreement may be amended or modified by mutual

agreement of the Companies at any time.  Any such modification or amendment shall not become effective until approved by the Public

Service Commission of Wisconsin.

     Nothing herein contained shall be construed to release the officers and directors of either Company from the obligation to perform their respective duties, or to limit the exercise of their powers in accordance with the provisions of law or

otherwise.  The performance of this Agreement shall be subject to valid rules, regulations and orders of any regulatory body having jurisdiction, including approval by the Public Service Commission of Wisconsin.

     IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAS CAUSED

THIS Agreement to be executed on its behalf by its officers

thereunto duly authorized as of the day and year first above written.

                         WISCONSIN ELECTRIC POWER COMPANY



                         By     /s/Calvin H. Baker
                                ------------------

                         Title  Vice President-Finance and CFO
                                ------------------------------



                         WISCONSIN GAS COMPANY

                         By     /s/Robert A. Nuernberg
                                ----------------------

                         Title  Vice President
                                --------------